UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2018

ACHIEVE LIFE SCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	033-80623	95-4343413
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 W. Broadway, Suite 400 Vancouver, BC		V6H 4B1
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (604) 736-3678

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2018, Achieve Life Sciences, Inc., or the Company, executed employment agreements with Richard Stewart, its Chief Executive Officer, and Anthony Clarke, its President and Chief Scientific Officer.

Richard Stewart Employment Agreement

Pursuant to the employment agreement, Mr. Stewart will receive an annual base salary of $500,000. Mr. Stewart is also eligible to earn an annual bonus of up to an additional 50% of his annual base salary, of which 100% will be based on the satisfactory completion of certain corporate milestones. During Mr. Stewart’s employment, he is eligible to participate in the Company’s employee benefit plans available to other employees of the Company.

Upon termination, the Company has agreed to pay Mr. Stewart (i) all unpaid salary and other vested but unpaid cash entitlements accrued through the termination date, including unused vacation and unreimbursed documented business expenses and (ii) any other vested benefits earned under any employee benefit plans and arrangements maintained by the Company, in accordance with the terms of such plans and arrangements. Additionally, if (a) Mr. Stewart’s employment is involuntary terminated for any reason other than cause (as defined in the employment agreement) or he voluntarily resigns for good reason (as defined in his employment agreement), and (b) the Company has either completed one or more financing(s) totaling a minimum of $10 million in gross proceeds or 12 months have passed from the execution date of the agreement, then (c) the Company has agreed to pay him a lump sum payment in an amount equal to 18 months of his then-current monthly base salary and to continue paying his monthly health insurance premiums for a discretionary period to be decided by the Company, subject to certain limitations. The Company will also accelerate the vesting of Mr. Stewart’s then outstanding equity compensation awards (including awards that would otherwise vest only upon satisfaction of performance criteria) that would have time-vested over an 18-month period had he continued to provide services to the Company. To receive the foregoing benefits, Mr. Stewart must enter into and not revoke a release agreement with the Company.

Additionally, if Mr. Stewart is terminated for any reason other than cause (as defined in the employment agreement) or he voluntarily resigns for good reason (as defined in the employment agreement) within 12 months after a change of control of the Company, then he will be entitled to (i) a lump sum payment in an amount equal to 24 months of his then annual base compensation plus an amount equal to 100% of his target annual bonus for the year during which the termination occurs, (ii) continued payment by the Company of his health insurance premiums for a discretionary period to be decided by the Company, subject to certain limitations, and (iii) immediate vesting of all of his then outstanding unvested equity awards (including awards that would otherwise vest only upon satisfaction of performance criteria).

Under his employment agreement, Mr. Stewart agreed to standard non-solicitation, non-compete and non-disparagement provisions, and the Company agreed to indemnify Mr. Stewart to the maximum extent permitted by applicable law and the Company’s governance documents with respect to his service to the Company.

The employment agreement between the Company and Mr. Stewart is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Anthony Clarke Employment Agreement

Pursuant to the employment agreement, Mr. Clarke will receive an annual base salary of $420,000. Mr. Clarke is also eligible to earn an annual bonus of up to an additional 40% of his annual base salary, of which 100% will be based on the satisfactory completion of certain corporate milestones. During Mr. Clarke’s employment, he is eligible to participate in the Company’s employee benefit plans available to other employees of the Company.

Upon termination, the Company has agreed to pay Mr. Clarke (i) all unpaid salary and other vested but unpaid cash entitlements accrued through the termination date, including unused vacation and unreimbursed documented business expenses and (ii) any other vested benefits earned under any employee benefit plans and arrangements maintained by the Company, in accordance with the terms of such plans and arrangements. Additionally, if (a) Mr. Clarke’s employment is involuntary terminated for any reason other than cause (as defined in the employment agreement) or he voluntarily resigns for good reason (as defined in his employment agreement), and (b) the Company has either completed one or more financing(s) totaling a minimum of $10 million in gross proceeds or 12 months have passed from the execution date of the agreement, then (c) the Company has agreed to pay him a lump sum payment in an amount equal to 12 months of his then-current monthly base salary and to continue paying his monthly health insurance premiums for a discretionary period to be decided by the Company, subject to certain limitations. The Company will also accelerate the vesting of Mr. Clarke’s then outstanding equity compensation awards (including awards that would otherwise vest only upon satisfaction of performance criteria) that would have time-vested over a 12-month period had he continued to provide services to the Company. To receive the foregoing benefits, Mr. Clarke must enter into and not revoke a release agreement with the Company.

Additionally, if Mr. Clarke is terminated for any reason other than cause (as defined in the employment agreement) or he voluntarily resigns for good reason (as defined in the employment agreement) within 12 months after a change of control of the Company, then he will be entitled to (i) a lump sum payment in an amount equal to 15 months of his then annual base compensation plus an amount equal to 100% of his target annual bonus for the year during which the termination occurs, (ii) continued payment by the Company of his health insurance premiums for a discretionary period to be decided by the Company, subject to certain limitations, and (iii) immediate vesting of all of his then outstanding unvested equity awards (including awards that would otherwise vest only upon satisfaction of performance criteria).

Under his employment agreement, Mr. Clarke agreed to standard non-solicitation, non-compete and non-disparagement provisions, and the Company agreed to indemnify Mr. Clarke to the maximum extent permitted by applicable law and the Company’s governance documents with respect to his service to the Company.

The employment agreement between the Company and Mr. Clarke is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 22, 2018, in each case as approved by the Company’s stockholders on May 22, 2018, the Company filed (i) a certificate of amendment to its Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effect a reverse stock split of the Company’s common stock at a ratio of 1-for-10 and (ii) a certificate of amendment to its Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 75,000,000 to 150,000,000.

The Certificates of Amendment are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held on May 22, 2018. The following is a brief description of each matter voted upon and the certified voting results.

(1)    Election of seven directors to serve until the Company’s next annual meeting or until the directors’ successors are duly elected and qualified:

	For	Withhold	Broker Non-Votes
Anthony Clarke	7,842,466	52,741	2,911,908
Scott Cormack	7,840,844	54,363	2,911,908
Donald Joseph	7,843,193	52,014	2,911,908
Martin Mattingly	7,843,175	52,032	2,911,908
Jay Moyes	7,843,193	52,014	2,911,908
Stewart Parker	7,843,175	52,032	2,911,908
Richard Stewart	7,843,193	52,014	2,911,908

Pursuant to the foregoing votes, the nominees listed above were elected as directors to serve on the Company’s board of directors.

(2)    Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018:

For	Against	Abstain	Broker Non-votes
10,694,505	109,313	3,297	0

Pursuant to the foregoing votes, the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 was ratified.

(3)    Approval of the issuance of 20% or more of the Company’s issued and outstanding common stock to Lincoln Park Capital Fund LLC:

For	Against	Abstain	Broker Non-votes
7,693,460	194,039	7,708	2,911,908

Pursuant to the foregoing, this matter was approved.

(4)    Approval of an amendment to the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split by a ratio not to exceed 1-for-10:

For	Against	Abstain	Broker Non-votes
9,752,609	1,009,202	45,304	0

Pursuant to the foregoing, this matter was approved.

(5)    Approval of an amendment to the Company’s Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock of the Company:

For	Against	Abstain	Broker Non-votes
9,676,823	997,254	133,038	0

Pursuant to the foregoing, this matter was approved.

Item 8.01	Other Events.

The Company’s board of directors has determined to set the reverse stock split ratio at 1-for-10. The effective date of the reverse stock split is May 23, 2018, and the shares will begin trading on a split-adjusted basis on May 24, 2018.

Upon the effectiveness of the reverse stock split on May 23, 2018, every ten shares of the Company’s issued and outstanding common stock will be automatically combined and reclassified into one issued and outstanding share of common stock. The reverse stock split will not affect any stockholder’s ownership percentage of the Company’s common stock, alter the par value of the Company’s common stock, or modify any voting rights or other terms of the common stock.

At the market open on May 24, 2018, the Company’s common stock will continue to trade on The Nasdaq Capital Market under the symbol “ACHV,” but will be assigned a new CUSIP number (004468203) and will trade on a split-adjusted basis.

On May 23, 2018, the Company issued a press release announcing the foregoing. A copy of the press release is filed as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Exhibit Title or Description

3.1	Certificate of Amendment (Reverse Stock Split) to the Second Amended and Restated Certificate of Incorporation, filed May 22, 2018.

3.2	Certificate of Amendment (Increase in Authorized Shares) to the Second Amended and Restated Certificate of Incorporation, filed May 22, 2018.

10.1	Employment Agreement between the Company and Richard Stewart, executed May 22, 2018

10.2	Employment Agreement between the Company and Anthony Clarke, executed May 22, 2018

99.1	Press Release issued by Achieve Life Sciences, Inc. dated May 23, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACHIEVE LIFE SCIENCES, INC.

Date: May 23, 2018	/s/ John Bencich
John Bencich
Chief Financial Officer